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Bill Zima

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Chindex International, Inc. Reports Financial Results for Fourth Quarter and Full Year of 2013

Bethesda, Maryland – March 17, 2014 – Chindex International, Inc. (NASDAQ: CHDX), an American healthcare company providing premium quality healthcare services in China through the operations of United Family Healthcare (“UFH”), a network of private primary care hospitals and affiliated ambulatory clinics, today announced financial results for the fourth quarter and full year of 2013 ended December 31, 2013.

Fourth Quarter 2013 Financial Highlights

•	Revenue from healthcare services increased 12% to $48.8 million from $43.5 million in the prior year period.

•	Adjusted EBITDA increased 4% to $9.4 million from $9.0 million in the prior year period.

•	Development, pre-opening and start-up expense was $4.1 million, compared to $2.8 million in the prior year period.

•	Income from operations was $976,000, compared to income from operations of $4.0 million in the prior year period.

•	Net loss was $2.1 million, or $(0.12) per diluted share, compared to net income of $3.5 million, or $0.20 per diluted share, in the prior year period.

Roberta Lipson, President and CEO of Chindex, commented, “We are proud of our operational and financial achievements for the fourth quarter and full year of 2013. We grew across key financial and operating metrics, despite regulatory factors that carried over from the previous quarter. The delayed openings at our Beijing Rehabilitation Hospital and Shanghai Quankou Clinic have shifted their respective timelines for significant revenue generation to 2014. We also continued to assist new physicians at our Shanghai United Family Hospital develop their patient base. However, overall we finished the year with an expanded network, more comprehensive services, a more expansive team of specialized medical professionals, and a stronger platform for growth.”

“The past few months mark the beginning of another exciting period for Chindex. On top of steady operational execution, we announced a strategic merger agreement to take our Company to a new phase. We are excited about the opportunities this major initiative can offer Chindex and the UFH network,” concluded Lipson.

Business Updates

On February 17, 2014, the Company announced that it has entered into a definitive merger agreement (the “Merger”) with a buyer consortium (the “Buyer Consortium”) of an affiliate of TPG (together with its affiliates, “TPG”), an affiliate of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun”), and Ms. Roberta Lipson, the CEO of the Company, in a transaction having an implied equity value of approximately $369 million.

Fourth Quarter 2013 Financial Results

Fourth quarter 2013 revenue from healthcare services increased 12% to $48.8 million from $43.5 million in the prior year period. These results reflect continued growth of inpatient and outpatient volume across the United Family Healthcare network as well as increasing contributions from the expansion of the Company’s flagship hospital in Beijing. Overall, outpatient services contributed 58% and inpatient services contributed 42% of revenue, compared with 55% and 45%, respectively, in the prior year period. By service line, surgical services contributed 18.8%, OB/GYN contributed 13.9%, pediatrics contributed 9.8%, ancillary services contributed 28.5%, internal medicine contributed 3.3%, emergency room contributed 3.2%, dental contributed 1.8%, family medicine 2.0% and other clinical service lines contributed 18.7% of revenue.

Operating expenses in the fourth quarter of 2013 increased 21% to $47.8 million from $39.5 million in the prior year period. The increase was primarily driven by other operating expenses including the fees for the legal and professional services related to the Company’s February merger announcement. Salaries, wages and benefits in the fourth quarter of 2013 increased 22% to $27.2 million from $22.3 million in the prior year period, reflecting a 19% increase in headcount to support revenue growth and development activities, including newly recruited staff for the Company’s Beijing United Family Rehabilitation Hospital, United Family Quankou Clinic in Shanghai, and Tianjin United Family Hospital. Development, pre- and post-opening and start-up expenses were $4.1 million this quarter, compared to $2.8 million for the prior year period. These expenses were driven by the aforementioned development projects as well as the fees for legal and other professional services of $1.3 million related to the merger announcement. Operating expenses also included certain non-cash expenses including $948,000 of stock-based compensation expense compared to $857,000 for the prior year period.

Adjusted EBITDA in the fourth quarter of 2013 increased 4% to $9.4 million, compared to $9.0 million in the prior year period. The Adjusted EBITDA results reflected a slower growth cycle associated with the delayed opening of the Beijing United Family Rehabilitation Hospital, the Quankou clinic and expanded investment in network infrastructure projects.

Income from operations was $976,000, compared to income from operations of $4.0 million in the prior year period.

The Company recorded a $1.9 million provision for taxes in the fourth quarter of 2013, compared to the tax provision of $2.3 million in the prior year period. As in past quarters, the current period provision continued to be impacted by losses in development and start-up entities for which the Company cannot currently recognize tax benefits.

Net loss for the quarter ended December 31, 2013 was $2.1 million, or $(0.12) per diluted share, compared to net income of $3.5 million, or $0.20 per diluted share, in the prior year period. This included income from our minority interest in CML of $81,000 this year compared to an income of $1.6 million in the prior year period. For the fourth quarter of 2013, weighted average diluted shares outstanding were 17.4 million.

As of December 31, 2013, the Company had $33.1 million in unrestricted cash, cash equivalents and investments.

Full Year 2013 Financial Results

During the full year of 2013, revenue from healthcare services increased 18% to $179.4 million from $152.4 million in the prior year period, reflecting growing inpatient and outpatient volume across the United Family Healthcare network. Outpatient services contributed 57% of revenue and inpatient services contributed 43% of revenue in the full year of 2013 compared with 58% and 42%, respectively, for the full year of 2012. By service line, surgical services contributed 19.6%, OB/GYN contributed 13.9%, pediatrics contributed 8.2%, ancillary services contributed 29.0%, internal medicine contributed 3.4%, emergency room contributed 3.5%, dental contributed 2.6%, family medicine 1.9% and other services contributed 17.9% of revenue.

Operating expenses for the full year of 2013 increased 24% to $176.7 million from $142.9 million in the prior year period. Development, pre-opening and start up expenses increased to $13.4 million from $11.2 million in the prior year period primarily as a result of delayed project openings, new pipeline projects, as well as legal and other professional service fees of $2.5 million related to the Company’s merger agreement. Operating expenses also included certain non-cash expenses including $4.2 million of non-cash stock compensation expense compared to $3.4 million for the prior year. Income from operations was $2.7 million, compared to income from operations of $9.5 million in the prior year period. Adjusted EBITDA was approximately $29.0 million, compared to $28.2 million in the prior year period.

Provision for taxes was $6.5 million, compared to $6.8 million in the prior year period. Net loss was $6.1 million, or $(0.36) per diluted share, compared to net income of $4.1 million, or $0.24 per diluted share, in the full year of 2012. Net loss included a loss from the Company’s equity interest in CML of $1.2 million this year compared to a gain of $1.0 million in the prior year period. For the full year of 2013 ended December 31, 2013, weighted average diluted shares outstanding were 16.8 million.

Chindex Medical Limited

For Chindex Medical Limited (CML), a joint venture between Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”) and Chindex International, Chindex recognized its 30% interest in CML’s net income using the equity method of accounting since the acquisition of Alma Lasers, Inc. on May 27, 2013.

In the fourth quarter of 2013, Chindex recognized $81,000 in income for its equity interest in CML. For the full year of 2013, the Company recognized a loss of $1.2 million for its equity interest in CML.

The operating results of CML in 2013 were negatively impacted by restructuring at the Ministry of Health, uncertainty surrounding proposed government reforms and the disruption to normal hospital purchasing activity due to the government campaign to improve compliance in the public hospitals’ purchasing activities, all of which has led to an overall slowdown in business activity among capital medical equipment markets in China.

Non-GAAP Measures

The Company presents Adjusted EBITDA to better illustrate ongoing operational results. Adjusted EBITDA is defined as income (loss) before interest expense, interest and other income, income taxes, depreciation and amortization, and also excludes development, pre-opening and start-up expenses related to new and pending hospitals and clinics and equity in earnings (loss) of unconsolidated affiliate. The Company anticipates recurring development, pre-opening and start-up expense and notes that such expense is a basic element of the long term growth plan. Management believes that providing an Adjusted EBITDA analysis to investors is a helpful metric to better illustrate the Company’s operations, including development plans, and changes in presentation from historical periods. The Company uses Adjusted EBITDA for business planning and other purposes. Other companies may calculate Adjusted EBITDA differently, and therefore Chindex’s Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and should not be considered in isolation or as an alternative to net income (loss), cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of the Company’s business, and, therefore, Adjusted EBITDA should only be used as a supplemental measure of operating performance.

Conference Call

Management will host a conference call at 8:00 am ET Monday, March 17, 2014 to discuss financial results. To participate in the conference call, U.S. domestic callers may dial 1-877-303-9231 and international callers may dial 1-760-666-3567 approximately 10 minutes before the conference call is scheduled to begin. The conference ID is 8857389. A webcast and replay of the earnings call will be accessible via Chindex’s website at http://ir.chindex.com/events.cfm.

About Chindex International, Inc.

Chindex is an American health care company providing premium quality health care services in China through the operations of United Family Healthcare, a network of private primary care hospitals and affiliated ambulatory clinics. United Family Healthcare currently operates in Beijing, Shanghai, Tianjin and Guangzhou with a future facility under construction in Qingdao. The Company also provides medical capital equipment and products through Chindex Medical Ltd., a joint venture company with manufacturing and distribution businesses serving both domestic China and export markets. With more than thirty years of experience, the Company’s strategy is to continue its growth as a leading integrated health care provider in the Greater China region. Further Company information may be found at the Company’s website at http://www.chindex.com.

Safe Harbor Statement

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, updates and additions to those “Risk Factors” in the Company’s interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential,” or “continue” or similar terms or the negative of these terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Financial Summary Attached

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except share and per share data)

	Three months ended
	December 31,		Year ended December 31,
	2013	2012	2013	2012

Healthcare services revenue	$48,788	$43,514	$179,388	$152,442

Operating expenses
Salaries, wages and benefits	27,218	22,275	102,885	83,264
Other operating expenses	7,837	6,583	26,993	22,287
Supplies and purchased medical services	6,061	5,225	22,012	18,807
Bad debt expense	1,008	919	4,211	3,179
Depreciation and amortization	2,971	2,190	10,468	7,458
Lease and rental expense	2,717	2,335	10,138	7,937

	47,812	39,527	176,707	142,932

Income from operations	976	3,987	2,681	9,510

Other income and (expenses)
Interest income	228	324	963	811
Interest expense	(1,500)	(100)	(2,252)	(456)
Equity in income (loss) of unconsolidated affiliate	81	1,589	(1,154)	1,016
Miscellaneous (expense) income — net	(13)	15	134	10

(Loss) income before income taxes	(228)	5,815	372	10,891
Provision for income taxes	(1,896)	(2,338)	(6,505)	(6,799)

Net (loss) income	$(2,124)	$3,477	$(6,133)	$4,092

Net (loss) income per common share — basic	$(.12)	$.21	$(.36)	$.25

Weighted average shares outstanding — basic	17,379,221	16,479,526	16,805,718	16,374,054

Net (loss) income per common share — diluted	$(.12)	$.20	$(.36)	$.24

Weighted average shares outstanding — diluted	17,379,221	17,714,155	16,805,718	17,727,996

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$33,107	$33,184
Restricted cash	1,286	754
Accounts receivable, less allowance for doubtful accounts of $14,338 and $10,612, respectively	23,041	19,564
Receivables from affiliates	2,897	2,110
Inventories of supplies, net	2,781	2,328
Deferred income taxes	4,763	3,209
Other current assets	3,787	3,798

Total current assets	71,662	64,947
Restricted cash and sinking funds	19,262	20,351
Investment in unconsolidated affiliate	34,178	34,847
Property and equipment, net	113,838	97,952
Noncurrent deferred income taxes	811	925
Other assets	4,817	3,428

Total assets	$244,568	$222,450

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$3,648	$1,586
Accounts payable	11,705	9,520
Payable to affiliates	1,977	1,334
Accrued expenses	17,984	14,712
Other current liabilities	11,408	8,558
Income taxes payable	3,658	2,772

Total current liabilities	50,380	38,482
Long-term debt and convertible debentures	26,715	32,812
Long-term deferred rent	1,223	828
Long-term deferred tax liability	231	262

Total liabilities	78,549	72,384

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 28,200,000 shares authorized, including 3,200,000 designated Class B:
Common stock – 16,934,753 and 15,904,836 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	169	159
Class B stock – 1,162,500 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	12	12
Additional paid-in capital	140,809	122,109
Retained earnings	12,450	18,583
Accumulated other comprehensive income	12,579	9,203

Total stockholders’ equity	166,019	150,066

Total liabilities and stockholders’ equity	$244,568	$222,450

CHINDEX INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended December 31,
	2013	2012
OPERATING ACTIVITIES
Net (loss) income	$(6,133)	$4,092
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,468	7,458
Inventory write down	105	48
Provision for doubtful accounts	4,211	3,179
Loss on disposal of property and equipment	46	39
Equity in loss (income) of unconsolidated affiliate	1,154	(1,016)
Deferred income taxes	(1,329)	162
Stock based compensation	4,183	3,362
Foreign exchange (gain) loss	(639)	373
Amortization of debt issuance costs	272	9
Amortization of debt discount	1,232	247
Changes in operating assets and liabilities:
Accounts receivable	(6,994)	(8,736)
Accounts receivable from affiliates	(787)	8,873
Inventories of supplies	(479)	(63)
Other current assets and other assets	(1,500)	101
Accounts payable, accrued expenses, other current liabilities and deferred revenue	1,094	11,333
Accounts payable to affiliates	642	(8,070)
Income taxes payable	787	623

Net cash provided by operating activities	6,333	22,014

INVESTING ACTIVITIES
Proceeds from redemption of CDs	—	26,535
Purchases of property and equipment	(16,650)	(39,278)

Net cash (used in) investing activities	(16,650)	(12,743)

FINANCING ACTIVITIES
Restricted cash from (to) IFC RMB loan sinking funds	450	(11,036)
Restricted cash from (to) China Exim debt collateral	760	(9,037)
Proceeds from debt	11,000	11,109
Repayment of debt	(1,584)	(802)
Payment for debt issuance cost	(441)
Repurchase of restricted stock for income tax withholding	(1,006)	(293)
Proceeds from exercise of stock options	533	112

Net cash provided by (used in) financing activities	10,153	(9,947)
Effect of foreign exchange rate changes on cash and cash equivalents	87	105

Net decrease in cash and cash equivalents	(77)	(6,276)
Cash and cash equivalents at beginning of period	33,184	33,755

Cash and cash equivalents at end of period	$33,107	$33,184

Supplemental disclosures of cash flow information:
Cash paid for interest	$917	$551
Cash paid for taxes	$7,118	$6,094
Non-cash investing and financing activities consist of the following:
Change in property and equipment additions included in accounts payable and payable	$6,822	$529
to affiliates
Conversion of JPM debt to equity	$15,000	$—

The table below reconciles our consolidated net (loss) income to Adjusted EBITDA (in thousands)

	Three months ended		Year ended December 31,
	December 31,
	2013	2012	2013	2012
Consolidated net (loss) income	$(2,124)	$3,477	$(6,133)	$4,092

Adjustments:
Depreciation and amortization	2,971	2,190	10,468	7,458
Provision for income taxes	1,896	2,338	6,505	6,799
Interest expense	1500	100	2,252	456
Interest and other income, net	(215)	(339)	(1,097)	(821)
Development, pre-opening and start-up expense	4,145	2,779	13,416	11,236
Equity in (income) loss of unconsolidated affiliate	(81)	(1,589)	1,154	(1,016)
Nonrecurring transaction costs	1,293	—	2,485	—

Subtotal – Adjustments	11,509	5,479	35,183	24,112

Adjusted EBITDA	$9,385	$8,956	$29,050	$28,204